Exhibit 99.2

SECURITIES PURCHASE AGREEMENT

by and among

META FINANCIAL GROUP, INC.

(the “Company”)

and

BOATHOUSE ROW I, LP,

BOATHOUSE ROW II, LP,

and

BOATHOUSE ROW OFFSHORE, LTD.

(collectively, the “Buyers”)

May 9, 2012

i

	(q)	Agreements with Regulatory Agencies	12
	(r)	Equity Capitalization	13
	(s)	Subsidiaries	14
	(t)	Absence of Litigation	14
	(u)	Properties and Leases	15
	(v)	Insurance	15
	(w)	Tax Status	15
	(x)	Manipulation of Price	15
	(y)	Shell Company Status	16
	(z)	U.S. Real Property Holding Corporation Status	16
	(aa)	Allowance for Possible Loan Losses	16

4.	COVENANTS.		16

	(a)	Form D and Blue Sky	16
	(b)	Reports	16
	(c)	Use of Proceeds	16
	(d)	Listing	16
	(e)	Expenses	17
	(f)	Pledge of Purchased Shares	17
	(g)	Disclosure of Transactions and Other Material Information	17
	(h)	Certain Future Actions	17
	(i)	Standstill	19
	(j)	Stock Certificates	20

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.		20

6.	CONDITIONS TO THE BUYERS’ OBLIGATION TO PURCHASE.		21

7.	SURVIVAL AND INDEMNIFICATION.		22

	(a)	Survival	22
	(b)	Indemnification	22
	(c)	Procedure	23
	(d)	Reimbursement	24

8.	TERMINATION.		24

	(a)	Termination by Mutual Agreement	24
	(b)	Termination for Failure to Close	24
	(c)	Termination for Breach	24
	(d)	Effects of Termination	24

9.	MISCELLANEOUS.		24

	(a)	Definitions	24
	(b)	Governing Law; Jurisdiction; Jury Trial	29
	(c)	Counterparts	30
	(d)	Headings	30
	(e)	Severability	30
	(f)	Entire Agreement; Amendments	30
	(g)	Notices	30

ii

(h)	Successors and Assigns	30
(i)	No Third Party Beneficiaries	31
(j)	Further Assurances	31
(k)	No Strict Construction	31
(l)	Remedies	32
(m)	Acknowledgment Regarding Buyers’ Purchased Shares	32
(n)	Interpretive Matters	32

Disclosure Letter

Exhibits

Exhibit A	Registration Rights Agreement

iii

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 9, 2012, by and among Meta Financial Group, Inc., a Delaware corporation, with headquarters located at 121 East Fifth Street, Storm Lake, Iowa 50588 (the “Company”), and Boathouse Row I, LP, a Delaware limited partnership, Boathouse Row II, LP, a Delaware limited partnership, and Boathouse Row Offshore, Ltd., an entity organized and existing under the laws of the Cayman Islands (each, a “Buyer” and, collectively, the “Buyers”).  Certain defined terms used herein are listed in Section 9(a).

WHEREAS:

A.           The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Buyers collectively wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 138,000 shares (the “Purchased Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

C.           The Company has agreed to file a registration statement with respect to the resale of the Purchased Shares in accordance with the terms of the Registration Rights Agreement (hereinafter defined).

NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1.             PURCHASE AND SALE OF COMMON STOCK.

(a)          Common Stock.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer agrees to purchase from the Company, on the Closing Date that number of shares of Common Stock set forth opposite such Buyer’s name on Schedule 1 attached hereto.

(b)          Closing.  The closing (the “Closing”) of the purchase of the Purchased Shares by the Buyers shall occur at the offices of Katten Muchin Rosenman LLP, 2900 K Street, NW, North Tower, Suite 200, Washington, DC 20007.  The date and time of the Closing (the “Closing Date”) shall be 1:00 p.m., New York City Time, on May 9, 2012, subject to the satisfaction of the conditions to the Closing set forth in Sections 5 and 6 below (or such other date and time as is mutually agreed to by the Company and the Buyers).

(c)          Purchase Price.  The aggregate purchase price for all the Purchased Shares to be purchased by the Buyers (the “Purchase Price”) shall be an amount equal to $2,842,800.  The portion of such Purchase Price to be paid by each Buyer is set forth opposite such Buyer’s name on Schedule 1 attached hereto.

(d)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay to the Company at the Closing its ratable share of the Purchase Price as set forth on Schedule 1 attached hereto for the Purchased Shares issued and sold to such Buyer hereunder by wire transfer of immediately available funds in accordance with the Company’s written wire instructions which shall be given to the Buyers in writing not later than one (1) day prior to the Closing Date, and (ii) the Company shall instruct its transfer agent, Registrar and Transfer Company (the “Transfer Agent”), to issue and deliver to each Buyer its Purchased Shares in a single stock certificate, free and clear of all restrictive legends (except as expressly provided in Section 2(i) hereof), evidencing the number of Purchased Shares being purchased by such Buyer.

2.             BUYERS’ REPRESENTATIONS AND WARRANTIES.

As of the date hereof, each Buyer jointly and severally represents and warrants that:

(a)           Organization; Authority.  Such Buyer is a limited partnership, in the case of Boathouse Row I, LP and Boathouse Row II, LP, and a company, in the case of Boathouse Row Offshore, Ltd., and in each case is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited partnership or company power and authority to enter into and to consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder.  This Agreement has been duly executed and delivered by such Buyer and constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           No Public Sale or Distribution.  Such Buyer is acquiring the Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from the registration requirements under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Purchased Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the 1933 Act.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Purchased Shares in violation of the 1933 Act.

(c)           Accredited Investor Status; Sophistication.

(i)           Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(ii)          Such Buyer has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of the type contemplated hereby that it is capable of (A) evaluating the merits and risks of an investment in the Purchased Shares and making an informed investment decision, (B) protecting its own interests (financially or otherwise), and (C) bearing the economic risk of such investment for an indefinite period of time.

(d)          Reliance on Exemptions.  Such Buyer understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Purchased Shares.

(e)          Certain Securities Transactions.  During the period (the “Pre-Announcement Period”) beginning with the date on which such Buyer or its Affiliates commenced discussions with the Company in respect of the transaction contemplated hereby and ending on the date of the 8-K Filing (as defined below), and except for the purchase of the Purchased Shares hereunder on the Closing Date, neither such Buyer nor any Affiliate controlled by such Buyer, nor to the knowledge of such Buyer any Affiliate controlling such Buyer or under common control with such Buyer, has entered, or will enter, into any transaction in respect of or involving the Common Stock or any Convertible Securities or Options, including any purchase or sale, derivative or hedging transaction.  Without limiting the foregoing, during the Pre-Announcement Period, such Buyer has not and will not engage in any transaction constituting a “short sale” (as defined in Rule 200 of Regulation SHO under the 1934 Act) of shares of Common Stock or establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock.

(f)           Information.  Such Buyer and its advisors, if any, have received all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of, and have received answers from, the Company regarding the Company and the transactions contemplated hereby.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors or representatives, nor any other statement made by such Buyer in this Section 2, shall modify, amend or affect the Company’s representations and warranties contained herein or such Buyer’s right to rely thereon.  Such Buyer understands that its investment in the Purchased Shares involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.

(g)          No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

(h)          Transfer or Resale.  Such Buyer understands that:

(i)            the Purchased Shares have not been and, except as provided in the Registration Rights Agreement, are not being registered under the 1933 Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder and sold, assigned or transferred pursuant to an effective registration statement, (B) such Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, which opinion shall be in a form reasonably acceptable to the Company and the transfer agent for the Common Stock, to the effect that such Purchased Shares to be sold, assigned or transferred have been or are being sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance, and certifications to the effect, that (I) such Purchased Shares have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”) or Rule 144A promulgated under the 1933 Act (or successor rule thereto) (“Rule 144A”) or (II) such Buyer is not an Affiliate of the Company and the Purchased Shares can then be sold by such Buyer pursuant to Rule 144 without any restrictions or limitations thereunder and without compliance with the current public information requirement thereof;

(ii)           any sale of the Purchased Shares made in reliance on Rule 144 or Rule 144A shall be made in accordance with the terms of Rule 144 or Rule 144A, as applicable, and, further, if Rule 144 or Rule 144A is not applicable, any resale of the Purchased Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

(iii)           except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Purchased Shares under the 1933 Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder.

The Purchased Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Purchased Shares and such pledge of Purchased Shares shall not be deemed to be a transfer, sale or assignment of the Purchased Shares hereunder, and, except as required by applicable law, such Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including this Section 2(h), in connection with such a pledge.

(i)          Legends.  Such Buyer understands that the stock certificates representing the Purchased Shares, except as set forth below, shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates in violation of the restrictions on transfer set forth herein):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares upon which it is stamped, unless otherwise required by state securities Laws, if (i) such Purchased Shares are registered for resale and shall be resold pursuant to an effective registration statement under the 1933 Act, (ii) such Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, which opinion shall be in a form reasonably acceptable to the Company and the transfer agent for the Common Stock, to the effect that such Purchased Shares may be freely sold without restriction or limitation without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurance, and certification to the effect, that (A) the Purchased Shares have been or are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A or (B) such holder is not an Affiliate of the Company and the Purchased Shares can be sold by such holder pursuant to Rule 144 without any restrictions or limitations under Rule 144 and without compliance with the current public information requirement thereof.

(j)          Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k)          No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby, will not (i) result in a violation of the organizational or formation documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any Law (including federal and state securities Laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(l)          Bank Regulatory Agencies.  Neither such Buyer nor its Affiliates is required to obtain any consent, authorization or order of, or make any filing or registration with, any bank regulatory authority or agency (including the OCC) in order for such Buyer to execute or deliver this Agreement or perform any of its obligations under or as contemplated by this Agreement in accordance with the terms hereof.

(m)          Status of Buyer.  Neither such Buyer nor any of its Affiliates shall, as a result of such Buyer entering into, or performing under, this Agreement (A) have the power, directly or indirectly, to exercise a controlling influence over, or direct, the management or policies of the Company or any Subsidiary, (B) be in “control” of the Company or any Subsidiary, as such term is used in 12 CFR Part 238, or otherwise be required to register as a savings and loan holding company, as such term is defined in 12 C.F.R. § 238.2(m), or (C) be an “affiliate” (as defined under 12 C.F.R. § 238.2(a)) of any Subsidiary, such that any transactions between such Buyer and such Subsidiary would be subject to compliance with §§ 23A and 23B of the Federal Reserve Act or Regulation W, 12 C.F.R. Part 223.

(n)          Stock Ownership.  Neither such Buyer nor any of its Affiliates own beneficially or of record any Common Stock or other securities of the Company other than (i) (A) in the case of Boathouse Row I, LP, immediately prior to the Closing, 68,997 shares of Company Common Stock (the “BRI Previously Acquired Shares”), and immediately after the Closing, the BRI Previously Acquired Shares and the Purchased Shares it acquires hereunder, (B) in the case of Boathouse Row II, LP, immediately prior to the Closing, 20,783 shares of Company Common Stock (the “BRII Previously Acquired Shares”), and immediately after the Closing, the BRII Previously Acquired Shares and the Purchased Shares it acquires hereunder, and (C) in the case of Boathouse Row Offshore, LP, immediately prior to the Closing, 143,423 shares of Company Common Stock (the “BRO Previously Acquired Shares”), and immediately after the Closing, the BRO Previously Acquired Shares and the Purchased Shares it acquires hereunder, and (ii) in the case of any such Affiliate, shares of capital stock of the Company that are held through the mutual fund holdings of such Affiliate.

(o)          Residency.  Each Buyer, other than Boathouse Row Offshore, Ltd., is formed under the laws of the State of Delaware, and such Buyer’s principal office is located in the State of California.  Boathouse Row Offshore, Ltd. formed under the laws of the Cayman Islands, and its principal office is located in the Cayman Islands.

(p)          No Broker.  Such Buyer has not engaged any broker or other similar agent in connection with its purchase of the Purchased Shares.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Buyer that, except as otherwise disclosed or incorporated by reference and readily apparent in: (i) the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 or any of its other reports and forms filed with or furnished to the SEC under Section 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), after September 30, 2011 and publicly available before the date of this Agreement (including any amendments or supplements thereto, but excluding risk factors and/or any other disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) (all such reports and forms, collectively, the “SEC Reports”); or (ii) as set forth in the disclosure letter dated as of the date hereof separately provided to the Buyers in connection with, and containing qualifications or information with respect to the provisions of, this Agreement (the “Disclosure Letter”), it being agreed that a disclosure set forth on any particular Schedule of the Disclosure Letter shall constitute disclosure on each other Schedule thereof provided it is readily apparent that the information so disclosed on the first Schedule shall apply to such other Schedule or the representation and warranty as to which such Schedule relates:

(a)          Organization and Qualification.  The Company and its Subsidiaries (other than MetaBank) are entities duly organized and validly existing and in good standing, and MetaBank is duly organized and validly existing, under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)          Status of Company and Subsidiarie
.  The Company is a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”), regulated and supervised primarily by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  MetaBank is a federally chartered stock savings bank duly organized and validly existing under HOLA and regulated and supervised primarily by the Office of the Comptroller of the Currency (the “OCC”).  The deposit accounts of MetaBank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation, and no proceedings for the termination or revocation of such insurance are pending or, to the Knowledge of the Company, threatened.  The federal stock savings bank charter of MetaBank complies in all material respects with applicable Law.

(c)          Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Purchased Shares in accordance with the terms hereof.  The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares, have been duly authorized by the Company’s board of directors (the “Board of Directors”).  No further corporate consent or authorization is required by the Company, the Board of Directors or the Company’s stockholders in connection with the execution and delivery by the Company of this Agreement and the Registration Rights Agreement and the performance of the Company’s obligations hereunder and thereunder, including the issuance of the Purchased Shares.  This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)          Issuance of Purchased Shares; No Restrictions on Transfer.  Upon the issuance of and payment for the Purchased Shares in accordance with this Agreement, such Purchased Shares will be validly issued, fully paid and nonassessable, and free and clear of all liens and/or restrictions on transfer (other than restrictions on transfer provided for by applicable federal and state securities Laws or expressly provided for herein) and will not be subject to preemptive rights of any other stockholder of the Company.  Subject to the representations and warranties of each Buyer in this Agreement, the offer and sale by the Company of the Purchased Shares to the Buyers hereunder are exempt from registration under the 1933 Act.

(e)          No Conflicts.  Except as set forth on Schedule 3(e) of the Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transaction contemplated hereby (including the issuance of the Purchased Shares) will not (i) violate the Certificate of Incorporation or the Bylaws, (ii) violate, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, (iii) assuming the filing of a Form D and state securities Law filings, and such filings or notices as are required by the Principal Market (or the rules and regulations thereof), result in a violation of any Law, or rules and regulations of the Principal Market, applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iv), as would not reasonably be expected to have a Material Adverse Effect.

(f)           Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, or any regulatory or self-regulatory agency (including the Principal Market) or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof, other than the filing with the SEC of a Form D and any other filings as may be required by any state securities agencies and such filings as are required by the Principal Market (or the rules and regulations thereof).

(g)          No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchased Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Buyers) relating to or arising out of the transaction contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any fee claimed by any placement agent, financial advisor or broker claiming to have been engaged by, or to otherwise have been acting on the Company’s behalf, in connection with the transaction contemplated hereby.  Neither the Company nor any of its Subsidiaries has engaged any placement agent or other similar agent in connection with the sale of the Purchased Shares.

(h)           No Registration Due to Integrated Offering.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer or sale to the Buyers of any of the Purchased Shares under the 1933 Act or require approval by the stockholders of the Company of the sale to the Buyers of the Purchased Shares under the rules and regulations of the Principal Market.  None of the Company or its Subsidiaries or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer or sale to the Buyers of any of the Purchased Shares under the 1933 Act (except as contemplated by the Registration Rights Agreement) or require approval by the stockholders of the Company of the sale to the Buyers of the Purchased Shares under the rules and regulations of the Principal Market.

(i)            Application of Takeover and Other Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to any Buyer as a result of the transaction contemplated by this Agreement, including the Company’s issuance of the Purchased Shares and the Buyers’ ownership of the Purchased Shares.

(j)             SEC Documents; Financial Statements.

(i)           Except as set forth on Schedule 3(j)(i) of the Disclosure Letter, since September 30, 2011, the Company has timely filed with or furnished to the SEC all forms, reports, schedules, statements, certificates and other documents required to be filed by it with or furnished by it to the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished since September 30, 2011 and prior to the date hereof being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with or furnished to the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There are no outstanding unresolved written comments from the SEC with respect to any SEC Document.

(ii)           As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements (A) have been prepared from, and are in accordance in all material respects with, the books and records of the Company and its Subsidiaries, (B) have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (1) as may be otherwise indicated in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and (C) fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations, changes in stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).  Since the date of the most recent balance sheet included in the SEC Documents, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Entity that any such change in method of accounting or accounting practice is appropriate.

(iii)           Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and the Principal Market thereunder (collectively, the “Sarbanes-Oxley Act”) has been applicable to the Company, the Company is in compliance in all material respects with any provision of the Sarbanes-Oxley Act applicable to the Company.

(k)           Accuracy of Information.  All factual information, taken as a whole, furnished by or on behalf of the Company in writing to the Buyers on or prior to the date of this Agreement for purposes of this Agreement and all other such factual information, taken as a whole, furnished by the Company on behalf of itself and its Subsidiaries in writing to the Buyers pursuant to the terms of this Agreement does not, when taken together with the SEC Documents, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to any projected financial information or forward-looking statements, business assumptions, strategic plans or similar information, the Company represents only that such information was prepared in good faith based upon assumptions, and subject to such qualifications, believed to be reasonable at the time.  The Company understands and confirms that the Buyers will rely on the representations and warranties contained in this Section 3 in effecting transactions in securities of the Company.

(l)            Absence of Certain Changes.

(i)            Except as disclosed in Schedule 3(l)(i) of the Disclosure Letter or in the SEC Documents, since September 30, 2011, no event or events have occurred that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ii)           Except as set forth in Schedule 3(l)(ii) of the Disclosure Letter or in the SEC Documents, since September 30, 2011, each of the Company and each Subsidiary has conducted its business in the ordinary course of business consistent with past practice, and during such period neither the Company nor any Subsidiary has:

(A)           issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness for borrowed money or capitalized lease obligation, individually or in the aggregate, in excess of $250,000;

(B)           (x) acquired any other Person (or any significant business, portion or division thereof), whether by merger, consolidation or reorganization or by purchase of such Person’s assets or capital stock or otherwise and/or (y) terminated and/or made material modifications to any material provisions of any agreements evidencing or relating to the transactions described in the preceding clause (x);

(C)           incurred any material loss except for losses adequately provided for on the Company’s most recent balance sheet included in the SEC Documents and expenses associated with this transaction;

(D)           in the case of the Company, declared or paid any dividends;

(E)           sold any material assets outside the ordinary course of business;

(F)           experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus noninterest-bearing deposits such that any such material change would have, or can reasonably be anticipated to have, a Material Adverse Effect; or

(G)           committed to any of the foregoing.

(iii)           Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy Law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent.

(m)           No Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company’s financial statements included in the SEC Documents to the extent required to be so reflected or reserved against in accordance with generally accepted accounting principles in the United States, except for (i) liabilities that are listed or disclosed in Schedule 3(m) included in the Disclosure Letter, and (ii) liabilities that have not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(n)           Conduct of Business; Regulatory Permits.

(i)           Neither the Company nor any of its Subsidiaries is in violation of any term of its Certificate of Incorporation, any certificate of designation, preferences or rights of any outstanding series of its preferred stock or its Bylaws.

(ii)          The Company is not in violation in any material respect of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances existing as of the date hereof that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since September 30, 2011, (A) the Common Stock has been listed on the Principal Market, (B) trading in the Common Stock has not been suspended by the SEC or the Principal Market (other than pursuant to ordinary marketwide circuit breakers and excluding ordinary temporary suspensions in connection with announcements of material Company news) and (C) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(iii)         The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary for them to own or lease their properties and assets and to conduct their respective businesses as presently conducted, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  The Company and its Subsidiaries have complied with and are not in default or violation in any respect of any Law, policy or guideline of any Governmental Entity, other than such defaults or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to, or has been threatened to be charged with or given notice of any material violation of, any Law, policy or guideline of any Governmental Entity, other than such defaults, violations or investigations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(o)           Investment Company Status.  The Company is not, and upon consummation of the sale of the Purchased Shares will not be, an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p)           Transactions With Affiliates.  Except as set forth in the SEC Documents and other than the outstanding stock options and/or restricted stock disclosed on Schedule 3(p) of the Disclosure Letter, none of the officers, directors or employees of the Company or any of its Subsidiaries, or any of their respective Family Members, is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers, directors or consultants), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director, employee or Family Member, or, to the Knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, employee or Family Member has a substantial interest or is an officer, director, trustee or partner.

(q)           Agreements with Regulatory Agencies.  Except as set forth on Schedule 3(q) of the Disclosure Letter:

(i)           Since September 30, 2011, neither the Company nor any of its Subsidiaries is or has been subject to any cease and desist order, consent order, assistance agreement, capital directive, supervisory agreement or other formal agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any formal or informal order or directive by, or is a recipient of any supervisory letter from any Governmental Entity which places any restriction on the business of the Company or any Subsidiary (each, a “Regulatory Agreement”).

(ii)          Since September 30, 2011, neither the Company nor any Subsidiary (A) has been advised by any Government Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Agreement, or (B) has any obligation to submit a capital restoration plan.

(iii)         The Company and each Subsidiary, as applicable, is in compliance with all terms of any Regulatory Agreement that is disclosed on Schedule 3(q) other than such noncompliance (or defaults or violations) under any thereof that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(iv)         Except for examinations conducted by a Governmental Entity in the ordinary course of the business of the Company and each Subsidiary, to the Knowledge of the Company, no Governmental Entity initiated since January 1, 2011 or has pending any proceeding, enforcement action or formal investigation into the business, disclosures or operations of the Company or any Subsidiary.

(v)          Since January 1, 2011, no Governmental Entity has resolved any proceeding, enforcement action or formal investigation into the business, disclosures or operations of the Company or any Subsidiary.

(vi)         There is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examination or inspection of the Company or any Subsidiary, except where such violation, criticism or exceptions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vii)        Since September 30, 2011, other than in the ordinary course of the Company’s business, there have been no formal inquiries by, or disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of the Company or any Subsidiary.

(r)            Equity Capitalization.  As of the date hereof (and without giving effect to the issuance of the Purchased Shares), the authorized capital stock of the Company consists of (i) 5,200,000 shares of Common Stock, par value $.01 per share, of which as of the date hereof, 3,202,056 are issued and outstanding (and without giving effect to the transactions with the Concurrent Investors described below),  502,000 of which may be issued on the Closing Date pursuant to one or more separate securities purchase agreements, in each case, by and among the Company and one or more parties unrelated to the Buyers (the “Concurrent Investors”), and 1,077,736 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 800,000 shares of preferred stock, par value $.01 per share, of which as of the date hereof none are issued and outstanding.  All of such outstanding and reserved shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(r) of the Disclosure Letter: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as provided in the Registration Rights Agreement, and except for registration rights granted to the Concurrent Investors, if any, there are no agreements or arrangements under which the Company or any of its Subsidiaries remains obligated to register the sale of any of their securities, whether presently outstanding or securities that may be issued subsequently, under the 1933 Act; (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and, except as set forth in (A) Section 4(h)(ii) hereof, (B) the Securities Purchase Agreement, dated as of January 22, 2010, between the Company and Cash America International, Inc., (C) the Securities Purchase Agreement, dated as of January 29, 2010, between the Company and NetSpend Holdings, Inc., and (D) the securities purchase agreements, if any, by and among the Company and the Concurrent Investors, there are no contracts, commitments or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments of the Company containing anti-dilution or similar provisions, other than provisions for equitable adjustments upon a stock split, stock dividend, combination or similar recapitalizations with respect to the Company’s capital stock; and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. To the Company’s Knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(s)           Subsidiaries.  Schedule 3(s) of the Disclosure Letter sets forth a complete and accurate list of all direct and indirect Subsidiaries of the Company, showing in each case as of the date of this Agreement (as to each such Subsidiary) the jurisdiction of its formation, and, with respect to each non-wholly owned Subsidiary, the number of shares, membership interests or partnership interests (as applicable) of each class of its equity interests authorized, and the number outstanding, on the date of this Agreement and the percentage of each such class of its equity interests owned (directly or indirectly) by the Company, and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as of the date of this Agreement.  All of the outstanding equity interests in each of the Subsidiaries of the Company have been validly issued, are fully paid and non-assessable and are owned by the Company or one or more of its subsidiaries, free and clear of all liens.  Except as set forth in Schedule 3(s) of the Disclosure Letter, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(t)           Absence of Litigation.  Except as set forth in Schedule 3(t) of the Disclosure Letter or as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, arbiter, mediator, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of the Company’s or its Subsidiaries’ officers or directors, that (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transaction contemplated by this Agreement.

(u)          Properties and Leases.  The Company and its Subsidiaries have good and marketable title to all real properties and all other material properties and assets that purport to be owned by them, in each case free from liens, encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except for such defects in title or liens, encumbrances and claims that would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect.  The Company and its Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, and neither the Company nor any of its Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such Subsidiary under any such leases, or affecting or questioning the rights of such entity to the continued possession of the leased premises, except for such title exceptions or claims that would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect.

(v)          Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

(w)          Tax Status.  (i) Each of the Company and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it, (B) paid in full all Taxes due, whether or not shown as due on such Tax Returns, other than such Taxes being contested in good faith or such Taxes the nonpayment of which would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect, and (C) made adequate provision for any unpaid Taxes not yet due in the financial statements of the Company (in accordance with GAAP); (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its Subsidiaries, which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided in the financial statements of the Company; and (iii) there are no material liens for Taxes upon the assets of either the Company or its material Subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided in the financial statements of the Company.

(x)           Manipulation of Price.  The Company has not, and to its Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of any of the Purchased Shares to the Buyers hereunder.

(y)          Shell Company Status.  The Company is not, and has never been, an issuer of the type described in paragraph (i) of Rule 144 under the 1933 Act.

(z)           U.S. Real Property Holding Corporation Status.  The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(aa)         Allowance for Possible Loan Losses.  The allowance for possible loan or credit losses (the “Allowance”) shown on the consolidated balance sheets of each Subsidiary, as applicable, included in the most recent SEC Documents dated prior to the date of this Agreement was, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known, reasonably anticipated or probable losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of such Subsidiary and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by such Subsidiary as of the date thereof; provided, however, that there can be no assurance that future losses will not exceed the Allowance, or that additional provisions for loan losses will not be required in future periods, and provided, further, that it is understood that the Company's determination of the Allowance is subject to review by the Company’s bank regulator, which can require the establishment of additional general or specific allowances.

4.             COVENANTS.

(a)          Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Purchased Shares as required under Regulation D and to provide a copy thereof to the Buyers promptly after such filing.  The Company shall, on or before the Closing Date, take such action (if any) as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale to the Buyers of the Purchased Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(b)          Reports.  The Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act from and after the date hereof and so long as the Company shall be required to do so.

(c)          Use of Proceeds.  The Company will use the proceeds from the sale of the Purchased Shares as follows: (i) at least 75% of the proceeds shall be contributed by the Company to MetaBank as Tier 1 Capital, and (ii) the remainder shall be used for general corporate purposes (including to pay expenses associated with the transactions contemplated hereby and to pay dividends to the Company’s shareholders).

(d)          Listing.  The Company shall promptly secure the listing of all of the Purchased Shares upon the Principal Market and, at all times while the Common Stock is listed on the Principal Market, shall maintain such listing of all Purchased Shares.  The Company shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market or any other Eligible Market, and so long as the Buyers collectively own at least 33% of the number of Purchased Shares originally purchased hereunder, neither the Company nor any of its Subsidiaries shall take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market or any other Eligible Market (other than in connection with a change of listing to another Eligible Market and excluding ordinary temporary suspensions in connection with announcements of material Company news).  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e)           Expenses.  Each party hereto shall be responsible for its own costs and expenses incurred by it in connection with the transaction contemplated hereby.

(f)           Pledge of Purchased Shares.  The Company acknowledges and agrees that the Purchased Shares may be pledged by any Buyer and that such pledge of Purchased Shares shall not be deemed to be a transfer, sale or assignment of the Purchased Shares hereunder, and, except as required by applicable Law, such Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided, however, that such Buyer and its pledgee shall be required to provide notice to the Company and comply with the applicable provisions hereof, including the requirements of Section 2(h), in order to effect (and otherwise in connection with) any sale, transfer or assignment of the Purchased Shares to such pledgee.

(g)           Disclosure of Transactions and Other Material Information.  On or before 5:30 p.m., New York City time, on the fourth (4th) Business Day following the date of this Agreement, but in no event prior to May 10, 2012, the Company shall issue a press release and file a current report on Form 8-K describing the terms of the transaction contemplated by this Agreement, in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (including such attachment, the “8-K Filing”).  A reasonable time prior to issuing the press release referred to in the previous sentence, the Company shall provide the Buyers with a copy of the proposed press release and shall consult with the Buyers with respect to the content of such press release and Form 8-K.  Subject to the foregoing, none of the Company, its Subsidiaries and the Buyers shall issue any press releases or any other public statements with respect to the transaction contemplated hereby; provided, however, that (i) the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transaction in substantial conformity with the 8-K Filing (provided that the Company shall consult with the Buyers in connection with any such press release or other public disclosure prior to its release) and (ii) either party may make such disclosure as is required by applicable Law.

(h)           Certain Future Actions.

(i)           From the Closing Date and so long as any Buyer or its Affiliates, individually or collectively, shall hold any Purchased Shares, the Buyers shall not, nor shall they permit any of their Affiliates to, knowingly enter into any transaction or otherwise take any other action that, after giving effect thereto, would result in any Buyer or any of its Affiliates to be determined by the Federal Reserve (A) to have the power, directly or indirectly, to exercise a controlling influence over, or direct, the management or policies of the Company or any Subsidiary, (B) to be in “control” (as such term is used in 12 CFR Part 238) of the Company or any Subsidiary, or otherwise be required to register as a savings and loan holding company, as such term is defined in 12 C.F.R. § 238.2(m), (C) to be an “affiliate” (as defined under 12 C.F.R. § 238.2(a)) of any Subsidiary, such that any transactions between such Buyer and such Subsidiary would be subject to compliance with §§ 23A and 23B of the Federal Reserve Act or Regulation W, 12 C.F.R. Part 223, or (D) to be an “insider” (as defined in 12 C.F.R. § 215.2) of the Company or any Subsidiary such that any transactions between such Buyer and its Affiliates, on the one hand, and the Company and such Subsidiary, on the other, would be subject to compliance with Regulation O of 12 C.F.R. § 215.  Notwithstanding the foregoing, the Buyers hereby agree that no pro-rata repurchase or pro-rata redemption by the Company of any shares of its Common Stock shall result in a breach by the Company of the provisions of this Section 4(h)(i).

(ii)           From the Closing Date and so long as any Buyer or its Affiliates (who are known to the Company to be a holder of any Purchased Shares), individually or collectively, shall hold any Purchased Shares, if the Company offers a redemption or repurchase of Common Stock to any holder of Common Stock on a non-pro-rata basis that would cause the Buyers’ and such Affiliates’ collective ownership of the Company’s Common Stock to exceed 9.999% of the total outstanding Common Stock of the Company, as calculated for the purposes of the Bank Holding Company Act of 1956 (as amended) or HOLA, then, provided the Company shall have so redeemed or repurchased Common Stock pursuant to such offer (such shares so redeemed or repurchased, the “Non-Pro-Rata Repurchased Shares”), the Company shall, on or prior to the date of the redemption or repurchase of such Non-Pro-Rata Repurchased Shares, purchase that portion of the shares of Company Common Stock held by the Buyers and/or such Affiliates in excess of 9.999% of the total outstanding Common Stock of the Company, on a pro-rata basis among the Buyers or such Affiliates, for an aggregate cash purchase price equal to (x) in the case of any purchase occurring during the period commencing on the Closing Date and ending on the eighteen (18) month anniversary of the Closing Date, the greater of the fair market value of such excess shares and the price paid for the shares purchased under this Agreement, and (y) in the case of any purchase occurring at any time after the eighteen (18) month anniversary of the Closing Date, the fair market value of such excess shares. For purposes of this commitment, fair market value shall mean (a) if the Company’s common stock is traded on an Eligible Market, the price which represents the trailing 20-trading day average of the closing “bid” price (determined without regard to after hours trading or any other trading outside of the regular trading session trading hours) or (b) if not so traded, the fair market value of such shares on such date as determined in good faith between the Buyer or Buyers whose shares are to be repurchased and the Company.  Should the Company and such Buyer or Buyers not reach an agreement as to such shares’ fair market value within 15 days from the date the Company provided notice to such Buyer or Buyers pursuant to this commitment, then such fair market value shall be determined by an independent, nationally recognized investment banking firm, accounting firm or appraisal firm selected by such Buyer or Buyers and reasonably acceptable to the Company and paid for by the Company. The closing of any purchase and sale shall occur on or prior to the date that the Company shall have redeemed or repurchased such Non-Pro-Rata Repurchased Shares (as specified in a written notice to such Buyer or Buyers by the Company), at such place as the Company and such Buyer or Buyers may agree and pursuant to a stock purchase or redemption agreement in form and substance reasonably acceptable to the Company and such Buyer or Buyers.  At the closing, such Buyers and/or its or their Affiliates, as applicable, shall assign the relevant excess shares then owned by them to the Company free and clear of all liens, and the Company shall pay the purchase price for such shares in cash or other immediately available funds. Notwithstanding anything to the contrary contained herein, the Company’s obligation to repurchase any such excess shares pursuant to this Section 4(h)(ii) shall be subject to applicable law (including the provisions of Section 160 of the Delaware General Corporation Law) and any order or directive (or similar action), including the Order to Cease and Desist and the Stipulation and Consent to Issuance of Order to Cease and Desist, each executed by the Company with the Office of Thrift Supervision on July 15, 2011, of any governmental regulatory authority or agency (including the Federal Reserve) having regulatory authority over the Company.

(i)            Standstill.  Each Buyer hereby agrees that, during the period commencing on the Closing Date and ending on the second annual anniversary thereof (the “Standstill Period”), unless specifically invited in writing by the Company, such Buyer will not, and will not permit any director, officer or Affiliate of such Buyer to, in any manner, directly or indirectly (including by directing or causing any other Person that is not such Buyer or a director, officer or Affiliate of such Buyer to):

(i)           effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or rights or options to acquire any securities (or beneficial ownership thereof) of the Company or any of its Subsidiaries or Company Controlled Affiliates if, after giving effect to any such acquisition, the Buyers and/or any Buyer Controlled Entity and/or Control Group Member, either individually or in the aggregate, would beneficially own more than nine and ninety-nine one hundredths percent (9.99%) of the Common Stock then outstanding, (B) any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries or Company Controlled Affiliates or any division or line of business of any thereof, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries or Company Controlled Affiliates or any division thereof, or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company;

(ii)           form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to the securities of the Company or any of its Subsidiaries or Company Controlled Affiliates (it being understood that this provision shall not prevent any coordinated activity between or among each of the Buyers hereof);

(iii)         otherwise act, alone or in concert with others, to seek to control or influence the management, the board of directors or the policies of the Company or any of its Subsidiaries or Company Controlled Affiliates;

(iv)         take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or

(v)          enter into any discussions or arrangements with any third party with respect to any of the foregoing.

Each Buyer further agrees that it shall not, and shall not permit any director, officer orco Affiliate of such Buyer to, during the Standstill Period, directly or indirectly, request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this Section 4(i) (including this sentence).

(j)            Stock Certificates.  The Company shall instruct the Transfer Agent to issue the stock certificates representing the Purchased Shares as required by this Agreement and take such actions as shall be requested by the Transfer Agent such that such stock certificates shall be delivered to each Buyer within five (5) Business Days after the Closing Date.

5.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Purchased Shares to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof:

(i)           Each Buyer shall have delivered to the Company the Purchase Price for its Purchased Shares by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii)          The representations and warranties of each Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.  The Company shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer (or other senior executive officer reasonably acceptable to the Company) of each Buyer and dated as of the Closing Date, to the foregoing effect.

(iii)         No Laws shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, nor shall there be on file any complaint by any Governmental Entity seeking an order or decree, restraining, enjoining or prohibiting the transactions contemplated by this Agreement.

(iv)         Each Buyer shall have delivered to the Company a certificate, executed by the Secretary of such Buyer and dated as of the Closing Date, as to (A) the certificate of limited partnership or certificate of incorporation of such Buyer, as in effect at the Closing, (B) the limited partnership agreement or memoranda or articles of association or similar governing document of such Buyer as in effect at the Closing, and (C) the incumbency signatures of the officers of such Buyer or its general partner, or investment manager executing this Agreement or any other document executed in connection with this Agreement.

6.             CONDITIONS TO THE BUYERS’ OBLIGATION TO PURCHASE.

The obligation of the Buyers hereunder to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by the Buyers at any time in their sole discretion by providing the Company with prior written notice thereof:

(i)           No Laws shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, nor shall there be on file any complaint by any Governmental Entity seeking an order or decree, restraining, enjoining or prohibiting the transactions contemplated by this Agreement.

(ii)          The Company shall have delivered to the Buyers a copy of the instructions  delivered to the Transfer Agent instructing the Transfer Agent to issue the stock certificates evidencing the Purchased Shares as required by this Agreement and deliver such stock certificates to the Buyers within five (5) Business Days after the Closing Date.

(iii)         The Buyers shall have received the opinion of Katten Muchin Rosenman LLP, the Company’s outside counsel, substantially in the form approved by the Buyers prior to the Closing Date, dated as of the Closing Date.

(iv)         The Company shall have delivered to the Buyers a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware as of a date within fifteen (15) days of the Closing Date.

(v)          The Company shall have delivered to the Buyers a certificate, executed by the Secretary of each of the Company and MetaBank and dated as of the Closing Date, as to (A) the resolutions consistent with Section 3(c) as adopted by the Board of Directors, (B) the Certificate of Incorporation and the federal stock charter of MetaBank, as in effect at the Closing, (C) the Bylaws and the bylaws of MetaBank, as in effect at the Closing, and (D) the incumbency signatures of the officers of the Company executing this Agreement or any other document executed in connection with this Agreement.

(vi)         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect or like qualifiers, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Buyers shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer (or other senior executive officer reasonably acceptable to the Buyers) of the Company, dated as of the Closing Date, to the foregoing effect.

(vii)        The Company shall have delivered to the Buyers a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) Business Days of the Closing Date.

(viii)       The Common Stock (including the Purchased Shares) (A) shall be listed on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (x) in writing by the SEC or the Principal Market or (y) by the Company’s falling below the minimum listing maintenance requirements of the Principal Market.

(ix)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Shares.

(x)           The Company shall have executed and delivered to the Buyers the Registration Rights Agreement.

(xi)          The Company shall have delivered to the Buyers such other documents relating to the transaction contemplated by this Agreement as the Buyers or their counsel may reasonably request.

7.             SURVIVAL AND INDEMNIFICATION.

(a)           Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 7, 8 and 9(b) shall survive the Closing and the delivery of the Purchased Shares.

(b)           Indemnification.  Subject to the other terms and conditions of this Section 7, the Company shall indemnify, defend and hold harmless the Buyers, their Affiliates and their respective partners, directors, officers, employees, advisors and representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any and all Losses (as hereinafter defined), including Losses arising out of or relating to any legal, administrative or other actions (including actions brought by the Buyers or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company’s name other than actions brought by the Company for breach of any of Buyers’ representations, warranties or covenants made by it under this Agreement), proceedings or investigations (whether formal or informal), or threats thereof, based upon, resulting from, relating to or arising out of (i) any breach of any representation or warranty of the Company in this Agreement, or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement; provided, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable Laws; and, provided, further, that the Company shall have no obligation to indemnify, defend or hold harmless (or make contribution to the payment and satisfaction to) any Indemnified Party to the extent the Losses suffered by such Indemnified Party arise out of or result from a breach of any representation, warranty or covenant made or to be complied with by such Indemnified Party hereunder or the gross negligence or willful misconduct of such Indemnified Party.

(c)           Procedure.  Promptly after receipt by an Indemnified Party of notice by a third party of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the Company for any Losses, such Indemnified Party will notify the Company in writing following the Indemnified Party’s receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Company in writing will not relieve the Company from liability under this Agreement with respect to such claim unless such failure to notify the Company in writing results in the forfeiture of material rights or defenses otherwise available to the Company with respect to such claim.  The Company will have the right, upon written notice delivered to the Indemnified Party within 20 days thereafter, which notice shall include the Company’s written statement that it is assuming full responsibility for any Losses resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the event, however, that the Company declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20 day period, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Company will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Company will not be required to pay the fees and disbursements of more than one counsel plus appropriate local counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding.  In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Company, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party’s own expense.  The Company or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Company or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.  No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Company, unless (i) the Company fails to assume and maintain the defense of such claim pursuant to this Section 7(c) or (ii) such settlement, compromise or consent (A) includes an unconditional release of the Company from all liability arising out of such claim, (B) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Company, and (C) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Company or any of the Company’s Affiliates.  The Company may not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (A) includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (B) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party, (C) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates and (D) does not require payment of any amount that is not being paid by the Company.

(d)          Reimbursement.  In the event the Company is obligated to indemnify for expenses, the Company shall, subject to the provisions of this Section 7, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable expenses of investigation and reasonable fees, disbursements and other charges of counsel in connection with any claim, action, suit or proceeding) as they are incurred by such Indemnified Party.  “Losses” means all losses, claims (including any claim by a third party), damages and expenses (including reasonable expenses of investigation and reasonable fees, disbursements and other charges of counsel in connection with any claim, action, suit or proceeding) actually incurred by the Indemnified Party in connection with any claim, action, suit or proceeding.

8.             TERMINATION.

(a)          Termination by Mutual Agreement.  This Agreement may be terminated prior to the Closing by mutual written agreement of the Company and the Buyers.

(b)          Termination for Failure to Close.  In the event that the Closing shall not have occurred on or before 5:00 p.m., New York City Time, on May 9, 2012, either the Company or the Buyers shall have the option to terminate this Agreement at the close of business on such date or at any time thereafter, without liability to such party, by the giving of written notice of termination, unless the Closing has not occurred by reason of the failure of the party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement.

(c)           Termination for Breach.  This Agreement may be terminated by the Company or the Buyers in the event the other party is in breach in any material respect of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions to the nonbreaching party’s obligation to consummate the transactions contemplated by this Agreement would not be satisfied, the terminating party has notified the other party of the breach, and such breach has continued without cure for a period of ten (10) days after the notice of breach.

(d)          Effects of Termination.  In the event of any termination of this Agreement as provided in Section 8(a), 8(b) or 8(c), this Agreement (other than this Section 8(d), Section 7 and Section 9, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that the Company will remain liable to the Buyers for any breach of this Agreement by the Company existing at the time of such termination, the Buyers will remain jointly and severally liable to the Company for any breach of this Agreement by any Buyer existing at the time of such termination, and the Buyers or the Company, as the case may be, may seek such remedies against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

9.            MISCELLANEOUS.

(a)          Definitions.

“8-K Filing” has the meaning set forth in Section 4(g).

“1933 Act” has the meaning set forth in the first Whereas clause.

“1934 Act” has the meaning set forth in Section 3.

“Affiliate” means any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allowance” has the meaning set forth in Section 3(aa).

“Board of Directors” has the meaning set forth in Section 3(c).

“BRI Previously Acquired Shares” has the meaning set forth in Section 2(n).

“BRII Previously Acquired Shares” has the meaning set forth in Section 2(n).

“BRO Previously Acquired Shares” has the meaning set forth in Section 2(n).

“Business Day” any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by Law to remain closed.

“Buyer” and “Buyers” have the meaning set forth in the preamble.

“Buyer Controlled Entity” means any Person controlled, directly or indirectly, by any of the Buyers.

“Bylaws” has the meaning set forth in Section 3(r).

“Certificate of Incorporation” has the meaning set forth in Section 3(r).

“Closing” has the meaning set forth in Section 1(b).

“Closing Date” has the meaning set forth in Section 1(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the second Whereas clause.

“Company” has the meaning set forth in the preamble.

“Company Controlled Affiliate” means any Affiliate controlled, directly or indirectly, by the Company.

“Concurrent Investors” has the meaning set forth in Section 3(r).

“Confidentiality Agreement” shall mean the confidentiality letter agreement, dated as of April 12, 2012, by and between Philadelphia Financial Fund, an Affiliate of the Buyers, and the Company.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control Group Member” means any Person which directly or indirectly controls, or is under common control with, any of the Buyers.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Disclosure Letter” has the meaning set forth in Section 3.

“Eligible Market” means the NYSE Amex, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the Over-the-Counter Bulletin Board.

“Family Member” means, with respect to any Person, such Person’s spouse, children, parents or siblings.

“FDIC” means the Federal Deposit Insurance Corporation

“Federal Reserve” has the meaning set forth in Section 3(b).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any federal, state, local or foreign, court, governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body or other governmental entity or self regulatory organization or stock exchange, including the OCC, the FDIC and the SEC.

“HOLA” has the meaning set forth in Section 3(b).

“Indebtedness” of any Person means, without duplication (i) all indebtedness (including principal, interest, fees and charges) for borrowed money, but exclusive of “deposits” (as defined in 12 U.S.C. § 1813(l)), (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables incurred in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; provided that the amount of the indebtedness included in “Indebtedness” pursuant to this clause (vii) shall be limited to the fair market value of the property or asset subject to such mortgage, lien, pledge, charge, security interest or other encumbrance, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Indemnified Party” or “Indemnified Parties” has the meaning set forth in Section 7(b).

“Insolvent” means, with respect to any Person, that (i) the fair value of the assets of such Person, at a fair valuation, will exceed his, her or its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of his, her or its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay his, her or its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the business in which he, she or it is engaged as such business is now conducted.

“Knowledge of the Company” or phrases of similar effect (including the words “Known” or “Know”) means the knowledge, after reasonable investigation, of the individuals listed on Schedule 9(a) attached hereto.

“Law” means any statute, ordinance, license, rule, regulation, order, demand, writ, injunction, decree or judgment of any Governmental Entity, including any of the foregoing which relate to the business of banking generally, lending activities, deposit taking, money transmission, stored value cards, credit cards, savings associations, savings and loan holding companies, trust operations, government contracts, national security, and protection of classified information, including, without limitation, the Home Owners Loan Act of 1934, the Savings and Loan Holding Company Act, the Bank Secrecy Act, the United States Foreign Corrupt Practices Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Equal Credit Opportunity Act, the Community Reinvestment Act of 1977, the Gramm-Leach-Bliley Act, the Fair Consumer Credit Protection Act, and all regulations promulgated thereunder.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transaction contemplated hereby, or on the authority or ability of the Company to perform its obligations under this Agreement, but shall not include facts, circumstances, effects, events or changes: (i) generally affecting any of the industries in which the Company, taken together with its Subsidiaries, operates, in the United States or elsewhere in the world or the economy or the financial or securities markets in the United States or elsewhere in the world; (ii) resulting from political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iii) resulting from any announcement of this Agreement or the transactions contemplated hereby, in each case, solely to the extent due to such announcement; (iv) resulting from a change in the Company’s stock price or the trading volume in the Common Stock in and of itself (it being understood that the underlying circumstances, event or reasons giving rise to any such failure (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); or (v) resulting from a failure to meet securities analysts’ published revenue or earnings predictions for the Company in and of itself (it being understood that the underlying circumstances, event or reasons giving rise to any such failure (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); provided, however, that the facts, circumstances, events or changes set forth in clause (i) above may be taken into account in determining whether there is or has been a Material Adverse Effect if and only to the extent such act, circumstance, event, effect or change has a materially disproportionate impact on the Company and its Subsidiaries, relative to the other participants in the industries in which the Company and its Subsidiaries operate.

“MetaBank” means MetaBank, a federally-chartered savings association and wholly owned subsidiary of the Company.

“OCC” has the meaning set forth in Section 3(b).

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereto.

“Previously Acquired Shares” means, collectively, the BRI Previously Acquired Shares, the BRII Previously Acquired Shares and the BRO Previously Acquired Shares.

“Pre-Announcement Period” has the meaning set forth in Section 2(e).

“Principal Market” means the NASDAQ Global Market.

“Purchase Price” has the meaning set forth in Section 1(c).

“Purchased Shares” has the meaning set forth in the second Whereas clause.

“Registration Rights Agreement” means a Registration Rights Agreement between the Company and the Buyers substantially in the form set forth on Exhibit A hereto.

“Regulation D” has the meaning set forth in the first Whereas clause.

“Regulatory Agreement” has the meaning set forth in Section 3(q).

“Rule 144” has the meaning set forth in Section 2(h)(i).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3(j)(iii).

“SEC” has the meaning set forth in the first Whereas clause.

“SEC Documents” has the meaning set forth in Section 3(j)(i).

“SEC Reports” has the meaning set forth in Section 3.

“Securities” has the meaning set forth in Section 4(j)(i).

“Subsidiaries” means MetaBank and any other entity (including any joint venture) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest having general voting power in respect of more than fifty percent (50%) of all of the capital stock or equity or similar interest of such entity or joint venture.

“Tax” means all federal, state, local, foreign or other governmental taxes, assessments, duties, fees, levies or similar charges of any kind imposed by a Governmental Entity, including, but not limited to, all income, profit, gross receipts, franchise, excise, property, use, intangibles, sales, payroll, social security, employment, value added, withholding and other taxes, and including all interest, penalties and additional amounts imposed with respect to such amounts, whether as a primary obligor or as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person or as a result of being a member of an affiliated, consolidated, unitary or combined group.

“Tax Return” means any return, declaration, report, claim for refund, information return, statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transfer Agent” has the meaning set forth in Section 1(d).

(b)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Sioux Falls, South Dakota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or electronic (i.e., “PDF”) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(d)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f)          Entire Agreement; Amendments.  This Agreement, the Confidentiality Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements among the Buyers and the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the Confidentiality Agreement and the Registration Rights Agreement contain the entire understanding of the parties hereto with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(g)          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Meta Financial Group, Inc.
5501 S. Broadband Lane
Sioux Falls, South Dakota 57108
Telephone:	(605) 977-0596
Facsimile:	(605) 338-0596
Attention:	J. Tyler Haahr

with a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
2900 K Street, NW
North Tower, Suite 200
Washington, DC 20007
Telephone:	(202) 625-3500
Facsimile:	(202) 339-8281
Attention:	Jeffrey M. Werthan, Esq.

If to the Buyers (or any Buyer):

Boathouse Row I, LP
Boathouse Row II, LP
Boathouse Row Offshore, Ltd.
c/o Philadelphia Financial Management
of San Francisco
450 Sansome Street, #1500
San Francisco, CA 94111
Telephone:	(415) 352-4463
Facsimile:	(415) 352-4473
Attention:	Rachael Clarke

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party pursuant to this Section.

(h)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Neither the Company nor any Buyer shall assign or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party hereto.

(i)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)          Further Assurances.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)          Remedies.  The Buyers shall have all rights and remedies set forth in this Agreement and all rights and remedies which they have been granted at any time under any other agreement or contract and all of the rights which such holders have under any Law.  Each party hereto shall be entitled to enforce its rights hereunder specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.  Notwithstanding anything to the contrary contained herein, neither party hereto shall be entitled to consequential, special, exemplary, indirect or incidental damages hereunder.

(m)          Acknowledgment Regarding Buyers’ Purchased Shares.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transaction contemplated hereby.  The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transaction contemplated hereby, and any advice given by the Buyers or any of their representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Buyers’ purchase of the Purchased Shares.  The Company further represents to the Buyers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(n)          Interpretive Matters.  Unless the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

META FINANCIAL GROUP, INC.

By: /s/ J. Tyler Haahr
Name: J. Tyler Haahr
Title: President and Chief Executive Officer

BUYERS:

BOATHOUSE ROW I, LP

By: Philadelphia Financial Management of San Francisco, LLC, its general partner

By: /s/ Jordan Hymowitz
Name: Jordan Hymowitz
Title: Managing Member

BOATHOUSE ROW II, LP

By: Philadelphia Financial Management of San Francisco, LLC, its general partner

By: /s/ Jordan Hymowitz
Name: Jordan Hymowitz
Title: Managing Member

BOATHOUSE ROW OFFSHORE, LTD.

By: Philadelphia Financial Management of San Francisco, LLC, its Investment Manager

By: /s/ Jordan Hymowitz
Name: Jordan Hymowitz
Title: Managing Member

Schedule 1

Purchased Share Allocation

Buyer	Number of Purchased Shares to be Acquired by Buyer	Portion of Purchase Price to be Paid by Buyer
Boathouse Row I, LP	39,708	$817,984.80
Boathouse Row II, LP	12,626	$260,095.60
Boathouse Row Offshore, Ltd.	85,666	$1,764,719.60
Total:	138,000	$2,842,800.00

Schedule 9(a)

Knowledge of the Company

J. Tyler Haahr

Troy Moore

David W. Leedom

Brad C. Hanson

John Hagy

META FINANCIAL GROUP, INC.

SECURITIES PURCHASE AGREEMENT

DISCLOSURE LETTER

This Meta Financial Group, Inc. Disclosure Letter (the “Disclosure Letter”) is the Disclosure Letter referred to in, and is being delivered pursuant to, the Securities Purchase Agreement, dated as of May 9, 2012 (the “Agreement”), by and among Meta Financial Group, Inc., a Delaware corporation (“Company”), and Boathouse Row I, LP, a Delaware limited partnership, Boathouse Row II, LP, a Delaware limited partnership, and Boathouse Row Offshore, Ltd., an entity organized and existing under the laws of the Cayman Islands (collectively, the “Buyers”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement, unless the context otherwise requires.

The information and disclosures made in this Disclosure Letter are subject to, and made under, the following terms and conditions:

The information included in this Disclosure Letter is disclosed confidentially and is subject to the obligations of confidentiality contained in the Confidentiality Agreement.  The information provided in this Disclosure Letter is being provided solely for the purpose of making the required disclosures to Buyers under the Agreement.  Except as expressly required by the Agreement, the inclusion of any fact, item, matter, circumstance, transaction, action, proceeding, or event in a Schedule hereof is not deemed to be an admission or representation that the fact, item, matter, circumstance, transaction, action, proceeding, or event is or is not material or would or could have a Material Adverse Effect, and such inclusion shall not be deemed an acknowledgement that such fact, item, matter, circumstance, transaction, action, proceeding, or event is required to be disclosed pursuant to the Agreement.  The introductory language and the heading to each Schedule are inserted for convenience of reference only and shall not create a different standard for disclosure from that set forth in the Agreement.  Further, the use of headings in this Disclosure Letter shall not create a representation regarding the completeness or accuracy of the organization of the information in this Disclosure Letter.  In disclosing this information in this Disclosure Letter, Company expressly does not waive any attorney-client privilege associated with such information, nor any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

In accordance with the Agreement, Company hereby discloses to Buyers the following:

Schedule 3(e)

No Conflicts

None.

Schedule 3(j)(i)

Certain Reports Not Filed with the SEC

None.

Schedule 3(l)(i)

Material Adverse Effect Events

None.

Schedule 3(l)(ii)

Certain Changes

Section 3(l)(ii)(D)

(i)            The Company declared on November 30, 2011, and paid on or about January 1, 2012, a dividend to its common stockholders in the amount of $0.13 per share for the first quarter of the Company’s fiscal year.

(ii)           The Company declared on February 28, 2012, and paid on or about April 1, 2012, a dividend to its common stockholders in the amount of $0.13 per share for the second quarter of the Company’s fiscal year.

Schedule 3(m)

Undisclosed Liabilities

None.

Schedule 3(p)

Transactions with Affiliates

Affiliate Transactions with Subsidiaries
None of the officers, directors or employees of the Company or any of its subsidiaries is a party to any affiliate transaction with and of the Subsidiaries.

Affiliate Transactions with the Company

See the Company’s Annual Report on Form 10-K filed December 20, 2011 and the Company’s Proxy Statement on Form DEF 14A filed on December 29, 2011 for a description of the Company’s stock option and incentive plans and information regarding options and restricted shares outstanding thereunder.

As of the date hereof, the executive officers of the Company hold the number of unexercised options for shares of Common Stock set forth opposite their names below (an no such executive officers hold any restricted shares of common stock):

Executive Officer	Unexercised Options for shares of Common Stock
J. Tyler Haahr	84,585
Bradley C. Hanson	102,904
David Leedom	32,592
Troy Moore, III	36,369
Total:	256,450

As of the date hereof, all other employees, officers, directors and consultants of the Company and its Subsidiaries hold a total of 149,186 unexercised options and no shares of restricted stock.

Schedule 3(q)

Agreements with Regulatory Agencies

(i)             Section 3(q)(i) – Regulatory Agreements.

As previously disclosed in public filings with the SEC, on July 15, 2011, the Company and MetaBank each stipulated and consented to a Cease and Desist Order (together, the “Orders” or the “Consent Orders”) issued by the Office of Thrift Supervision (the “OTS”). Under the Orders, the OTS and MetaBank agreed upon a Remuneration Plan to provide reimbursement to iAdvance Line of Credit borrowers affected by MetaBank’s failure to implement a recurring use plan. The Remuneration Plan provides for an aggregate amount of $4.8 million to be paid to iAdvance customers. MetaBank also stipulated and consented to an Order of Assessment of a Civil Money Penalty (the “Assessment”) providing for MetaBank’s payment of $400,000. The Orders and the Assessment became effective on July 15, 2011. Both sums were paid in the fourth quarter of fiscal 2011. Under the terms of the Orders and the Assessment, the OTS acknowledged that the Company and MetaBank neither admitted nor denied the OTS findings in the Orders and the Assessment or that grounds existed to initiate a proceeding.

The Orders require the Company and MetaBank to submit to the OTS (or its successor) various management and compliance plans and programs to address the matters initially identified in the supervisory directives as well as plans for enhancing Company and Bank capital and require non-objection by OTS (or its successors, the Board of Governors of the Federal Reserve System for the Company (“Federal Reserve”) and the Office of the Comptroller of the Currency (“OCC”) for MetaBank) for Company cash dividends, distributions, share repurchases, payments of interest or principal on debt and incurrence of debt. Under the terms of the Order, MetaBank agreed that it will cease and desist from (1) violations of certain laws and regulations and (2) unsafe or unsound practices that resulted in it operating without adequate: (a) internal controls, management information systems and internal audit reviews of its third party sponsorship arrangements; and (b) certain information technology policies and procedures. The limitations related to the Meta Payment Systems division of MetaBank following the issuance of the supervisory directives remain in place. Such limitations include receiving the prior written approval of the Regional Director of the OCC before MetaBank may (1) enter into any new third party relationship agreement concerning any credit product, deposit product (including prepaid cards), or automatic teller machine or materially amend any such existing agreement (except for amendments to achieve compliance with applicable laws, regulations, or regulatory guidance); (2) originate, directly or through any third party, tax refund anticipation loans; (3) offer a tax refund transfer processing service directly or through any third party; or (4) offer or originate iAdvance lines of credit to new customers or permit draws on existing iAdvance lines of credit, either directly or through any third party.

The Orders further require the Company and MetaBank to submit to the Federal Reserve and the OCC, as appropriate, various management and compliance plans and programs to address the matters initially identified in the supervisory directives as well as plans for enhancing Company and Bank capital. Although there can be no assurance that such actions will continue in the future, by separate letter agreement, the OTS took no objection, and neither the Federal Reserve nor the OCC has taken any objection to the Company’s request to pay any trust preferred security payment due or to regular dividends to stockholders.  The above-description of the Orders is a summary only.  For full details, reference should be made to the Orders themselves, copies of which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2011.

Also as previously disclosed in public filings with the SEC, by letter dated December 28, 2010, the OTS directed MetaBank not to increase the amount of brokered deposits from the amount it held at December 28, 2010 without the prior written non-objection of the OTS Regional Director. MetaBank believes it did not hold any brokered deposits on December 28, 2010 or thereafter, and therefore does not anticipate seeking approval. At the direction of the OTS, MetaBank requested the FDIC to confirm that deposits related to a specific prepaid program were not brokered deposits. MetaBank has not yet received a reply from FDIC. At the time the directive was issued, OTS staff stated that it would not seek retroactively to enforce the directive for any growth that occurs subsequent to December 28, 2010, given MetaBank’s request to the FDIC. MetaBank tendered its request to the FDIC in December 2010. MetaBank has been advised that the FDIC will consider MetaBank’s request in the context of its broader industry reevaluation of brokered deposits in general. In addition, under current rules, if a substantial portion of MetaBank’s deposits are ruled to be “brokered,” and should MetaBank’s primary federal regulator decide to impose a formal individual minimum capital requirement or similar formal requirement on MetaBank notwithstanding that MetaBank is well-capitalized, MetaBank would be prohibited, absent waiver from the FDIC, from utilizing brokered deposits. In either event, unless MetaBank receives relief from its regulator or a waiver from the FDIC, such a result could produce serious adverse consequences for MetaBank from a liquidity standpoint and could also have serious adverse effects on the Company’s financial condition and results of operations.

(ii)	Section 3(q)(ii) – Pending or threatened Regulatory Agreements; capital restoration plans.

The information presented elsewhere in this Schedule 3(q) is incorporated herein by reference.  As disclosed above in Section (i) of this Schedule 3(q), the OCC has asked MetaBank to provide it with the MetaBank’s plans to enhance its capital.

(iii)           Section 3(q)(iii) – Compliance with Regulatory Agreements.

The information presented elsewhere in this Schedule 3(q) is incorporated herein by reference. Since the issuance of the supervisory directives and the Consent Orders, the Company and MetaBank have been cooperating with the OTS, and thereafter the OCC and the Federal Reserve as successors to the OTS, to correct those aspects of its operations that were addressed in the Regulatory Agreements.  Management of the Company and MetaBank believe the Company and MetaBank have already made substantial progress.  However, no assurance can be provided that all aspects of the Company’s and MetaBank’s operations are in full compliance with the Orders or Regulatory Agreements or that the Company’s and MetaBank’s regulators will not criticize the Company and MetaBank with respect thereto in future examinations or reports issued in conjunction therewith.  If the Company’s and MetaBank’s regulators believe that they have violated the Regulatory Agreements, serious consequences could result that could have a Material Adverse Effect on the Company and MetaBank.  At the date of this Agreement the Company and MetaBank have not been advised of any violations of the Orders or Regulatory Agreements that the Company believes could reasonably be expected to result in a Material Adverse Effect.

(iv)	Section 3(q)(iv) – Initiated or pending proceedings, enforcement actions, or formal investigations.

None.

(v)	Section 3(q)(v) – Resolutions of proceedings, enforcement actions, or formal investigations.

None.

(vi)	Section 3(q)(vi) – Unresolved violations, criticisms or exceptions.

None.

(vii)	Section 3(q)(vii) – Formal inquiries by or disagreement or disputes with any Government Agency.

None.

Schedule 3(r)

Certain Capitalization Matters

(i)	Capital Stock of Company Subject to Preemptive Rights or Similar Rights or Liens, etc.

None.

(ii)	Outstanding Options, Warrants, Convertible Securities, Rights to Subscribe, etc. Relating to the Company and its Subsidiaries

The options and other securities described or referenced on Schedule 3(p) of this Disclosure Letter.

(iii)	Registration Obligations of the Company or its Subsidiaries

None.

(iv)	Securities of the Company or its Subsidiaries With Redemption Rights, etc.

None.

(v)	Securities of the Company or its Subsidiaries With Anti-Dilution Rights, etc.

None.

(vi)	Stock Appreciation Rights and Phantom Stock Plans of the Company

None.

Schedule 3(s)

Subsidiaries of the Company

The following are the direct and indirect subsidiaries of the Company, showing the owner thereof, percentage interest held and jurisdiction of organization:

Name and Jurisdiction of Subsidiary	Owner of Subsidiary	Percentage Interest of Subsidiary Held by Owner
MetaBank, a federally chartered savings association	Meta Financial Group, Inc.	100%
First Midwest Financial Capital Trust I, a Delaware business trust	Meta Financial Group, Inc.	100%
First Services Financial Limited, an Iowa corporation	MetaBank	100%
Brookings Service Corporation, a South Dakota corporation	MetaBank	100%

Schedule 3(t)

Litigation

None.

Exhibit A
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 9, 2012, by and among Meta Financial Group, Inc., a Delaware corporation (the “Company”), and Boathouse Row I, LP, a Delaware limited partnership, Boathouse Row II, LP, a Delaware limited partnership, and Boathouse Row Offshore, Ltd., an entity organized and existing under the laws of the Cayman Islands (each, a “Buyer” and, collectively, the “Buyers”).

RECITALS:

WHEREAS, this Agreement is made in connection with the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of May 9, 2012, by and among the Company and the Buyers; and

WHEREAS, as an inducement to the Buyers’ investment in the Company pursuant to the Securities Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Buyers as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.
GENERAL

1.1           Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“120-Day Deadline” shall have the meaning ascribed to it Section 2.1(b) hereof.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or entity.

“Agreement” shall have the meaning ascribed to it in the preamble hereof.

“Black Out Period” shall have the meaning ascribed to it Section 2.11(a) hereof.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Buyer” and “Buyers” shall have the meaning ascribed to them in the preamble hereof.

“Closing Date” means the date on which the closing of the transactions contemplated by the Securities Purchase Agreement occurs.

“Common Stock” means shares of common stock, $0.01 par value per share, of the Company.

“Company” shall have the meaning ascribed to it in the preamble hereof.

“Event” shall have the meaning ascribed to it Section 2.1(b) hereof.

“Event Date” shall have the meaning ascribed to it Section 2.1(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” or “Holders” means the Buyers and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8 hereof.

“Mandatory Registration Statement” shall have the meaning ascribed to it in Section 2.1(a) hereof.

“Misstatement” shall have the meaning ascribed to it in Section 2.4 hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means (a) the Shares; and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares held by the Holders; provided, however, that Registrable Securities shall not include any shares of Common Stock (i) which have been sold or otherwise disposed of either pursuant to a registration statement or Rule 144 under the Securities Act; (ii) which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned in compliance with the terms of this Agreement; or (iii) which may be sold by the Holder in question pursuant to Rule 144 without volume restrictions or public information requirements.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (including any Mandatory Registration Statement), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company's independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, and any other Persons retained by the Company and the compensation of regular employees of the Company, which shall be paid in any event by the Company, but shall not include Selling Expenses.

“SEC” or “Commission” means the Securities and Exchange Commission and any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Securities Purchase Agreement” shall have the meaning ascribed to it in the recitals hereof.

“Selling Expenses” means all underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means shares of Common Stock issued by the Company to the Buyers pursuant to the Securities Purchase Agreement.

“Trading Markets” shall have the meaning ascribed to it Section 2.3(g) hereof.

“Violation” shall have the meaning ascribed to it in Section 2.7(a) hereof.

SECTION 2.
REGISTRATION

2.1           Registration Statement.

(a)           In accordance with the requirements of Section 2.3 below, the Company shall file with the SEC within thirty (30) calendar days after the Closing Date, and shall use commercially reasonable efforts to cause to be declared effective by the SEC as soon as practicable after the date of such filing, and in any event within 120 calendar days after the Closing Date, a registration statement on Form S-1 or Form S-3 with respect to the resale of the Registrable Securities by the Holders thereof.  The Company shall also, once such registration statement becomes effective, maintain the effectiveness of the registration effected pursuant to this Section 2.1 and keep such registration statement free of any material misstatements or omissions at all times, subject only to the limitations on effectiveness set forth below.  The registration statement contemplated by this Section 2.1 is referred to herein as the “Mandatory Registration Statement.”  The Company shall cause the Mandatory Registration Statement to remain effective until such date as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144 without volume restrictions or public information requirements and any and all restrictive legends have been removed from the Shares (provided that removal of such legends shall not be a condition to the Company’s right to cause the Mandatory Registration Statement to no longer remain effective if the Holders shall fail promptly to take such reasonable actions as the Company shall request to facilitate removal of the restrictive legends).

(b)           If: (i) the Mandatory Registration Statement is not filed on or prior to 30 calendar days after the Closing Date (subject to the provisions of Section 2.11), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Mandatory Registration Statement will not be “reviewed”, or not subject to further review, or (iii) the Mandatory Registration Statement filed or required to be filed hereunder is not declared effective by the Commission within 120 calendar days after the Closing Date (the “120-Day Deadline”), or (iv) in the event that, after the 120-Day Deadline, the Registrable Securities have not been listed on the Trading Markets (as defined below), or (v) after the 120-Day Deadline, the Mandatory Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities (except as may be restricted pursuant to Section 2.4 or 2.11) for more than 14 consecutive calendar days or more than an aggregate of 20 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i), (iii) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Business Day period is exceeded, or for purposes of clause (v) the date on which such 14 or 20 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on the expiration of each thirty (30) day-period following such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured or such Holder no longer owns Registrable Securities, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to two and one-half percent (2.50%) of the aggregate purchase price paid by such Holder for all Registrable Securities then held by such Holder.    If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven calendar days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

2.2           Expenses of Registration.  All reasonable Registration Expenses incurred in connection with any registration hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.

2.3           Additional Obligations of the Company.  The Company shall:

(a)           At least three (3) Business Days before filing the Mandatory Registration Statement, furnish to counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports that have been filed via EDGAR which may be incorporated or deemed to be incorporated by reference thereto), and the Company shall in good faith consider any reasonable comments of such counsel received at least one (1) Business Day prior to filing.

(b)           Promptly notify the Holders when the Mandatory Registration Statement is declared effective by the Commission.  The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to the registration statement or any amendments thereto and shall furnish to the Holders, upon request, any comments of the Commission staff regarding the Holders.  The Company shall promptly file with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act after the Company concludes that the staff of the Commission has no further comments on the filing.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use commercially reasonable efforts to register and qualify the securities covered by the Mandatory Registration Statement under such other securities or Blue Sky laws of such U.S. jurisdictions as shall be reasonably requested by the Holders unless an exemption from registration and qualification exists; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions.

(e)           Promptly notify each Holder of Registrable Securities covered by the Mandatory Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information regarding the Company) and, when such state of facts no longer exists whether due to passage of time or filing of supplemental disclosure by the Company, the Company shall promptly furnish to each such Holder a reasonable number of copies of any supplement or amendment to such prospectus filed by the Company.

(f)           Use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Mandatory Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and in the event of the issuance of any stop order suspending the effectiveness of such registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to obtain promptly the withdrawal of such order.

(g)           Cause all Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed (collectively, the “Trading Markets”), including, without limitation, the filing of any required additional listing applications.

(h)           Use commercially reasonable efforts to cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to the Mandatory Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

(i)           Provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any registration statement from and after a date not later than the effective date of the Mandatory Registration Statement.

(j)           Not, nor shall any subsidiary or affiliate thereof, identify any Holder as an underwriter in any public disclosure or filing with the SEC or the NASDAQ Stock Market or any other securities exchange or market without the consent of such Holder except as required by law.

2.4           Suspension of Sales.  Upon receipt of written notice from the Company that the Mandatory Registration Statement or a prospectus relating thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement”), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  The total number of calendar days that any such suspension may be in effect in any 365 day period shall not exceed 90 days.

2.5           Termination of Registration Rights.  A Holder's registration rights, including any right to payment under Section 2.1(b), shall expire if all Registrable Securities held by such Holder may be sold pursuant to Rule 144 without volume restrictions or public information requirements.  Termination of such registration rights shall be conditioned upon the Company's removal of the restrictive legends from any Registrable Securities held by such Holder and the Holder agrees promptly to take such reasonable actions requested by the Company to facilitate such removal.

2.6           Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.7           Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Investment Company Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any related preliminary prospectus or final prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law in connection with the registration of the Registrable Securities; and the Company will pay to each such Holder or controlling person, as incurred any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to any Holder (or any related controlling person) with respect to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (i) solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Holder or controlling person, (ii) as a result of  any failure of such Holder or controlling person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, or (iii) as a result of a violation by such Holder or controlling person of such Holder’s obligations under Section 2.4 hereof.

(b)           To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.7(a) above with respect to such matter, each selling Holder (severally and not jointly) shall indemnify and hold harmless the Company, each of its directors, officers, persons, if any, who control the Company within the meaning of the Securities Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder expressly for use in connection with a registration statement which is contained in such registration statement, including any related preliminary prospectus or final prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement, (iii) any failure by such Holder or controlling person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, or (iv) violation by such Holder or controlling person of such Holder’s obligations under Section 2.4 hereof; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder's untrue statement, omission, failure or violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, (x) the indemnification obligations in this Section 2.7(b) shall be individual and ratable not joint and several for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Holder under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if (i) the indemnifying party shall have failed to assume the defense of such claim within twenty (20) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such indemnified party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the indemnifying party, representation of such indemnified party by such counsel would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, except to the extent such failure to give notice actually and materially prejudices the indemnifying party.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount that any Holder will be obligated to contribute pursuant to this Section 2.7(d) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.8           Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities if (a) such transferee is an Affiliate, subsidiary or parent company of a party hereto, or (b)  such transferee acquires at least 25% of the Registrable Securities then owned by such Holder; provided, that (i) the transferor shall furnish to the Company written notice at or prior to the time of transfer of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement in the same capacity and to the same extent as the transferring Holder; and (iii) such transferee shall acknowledge, immediately following such assignment, that the further disposition of such securities by such assignee may be restricted under the Securities Act.

2.9           Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Securities Act Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)           file with the SEC, in a timely manner, all annual and quarterly reports required of the Company under Section 13 or Section 15(d) of the Exchange Act; and

(c)           so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10         Obligations of the Holders

(a)           Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request in connection therewith.  Upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in form reasonably satisfactory to the Company.  At least five (5) Business Days prior to the first anticipated filing date of any registration statement, the Company shall notify each Holder of any additional information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in such registration statement.  A Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement. Each holder agrees that, in connection with any sale of Registrable Securities by it pursuant to a registration statement, it shall comply with the “Plan of Distribution” section of the then current prospectus relating to such registration statement.

(b)           Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Holder covenants and agrees that it shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

2.11         Suspension of Registration Rights.

(a)           Notwithstanding anything to the contrary herein, if the Company shall at any time furnish to the Holders a certificate signed by any of its authorized officers (a “Suspension Notice”) stating that the Company is engaged in a material merger, acquisition or sale, or a pending material financing, material corporate reorganization or other material corporate transaction, and the Board of Directors of the Company determines, in good faith and by appropriate resolution after consultation with its outside counsel, that the filing of the Mandatory Registration Statement would require additional disclosure of material information that would be materially detrimental to the Company, then the right of the Holders to require the Company to file the Mandatory Registration Statement shall be suspended for a period (a “Black Out Period”) of not more than sixty (60) days in the aggregate in any three hundred and sixty (360) consecutive-day period (and no more than ten (10) consecutive Business Days in any three hundred and sixty (360) consecutive day period.

(b)           Notwithstanding anything to the contrary in this Section 2.11, the Company shall not impose any Black Out Period in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers.

(c)           During any Black Out Period, no Holder shall offer or sell any Registrable Securities pursuant to or in reliance upon the Mandatory Registration Statement (or the prospectus relating thereto) filed by the Company.  Notwithstanding the foregoing, if the public announcement of the applicable material transaction or material, nonpublic information is made during a Black Out Period, then the Black Out Period shall terminate without any further action of the parties and the Company shall immediately notify the Holders of such termination.

SECTION 3.
MISCELLANEOUS

3.1           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including, subject to Section 2.8, transferees of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Sioux Falls, South Dakota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

3.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

3.5           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Meta Financial Group, Inc.
5501 S. Broadband Lane
Sioux Falls, South Dakota 57108
Telephone:	(605) 977-0211
Facsimile:	(605) 338-0596
Attention:	J. Tyler Haahr

with a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
2900 K Street, NW
North Tower, Suite 200
Washington, DC 20007
Telephone:	(202) 625-3500
Facsimile:	(202) 339-8281
Attention:	Jeffrey M. Werthan, Esq.

If to the Buyers (or any Buyer):

Boathouse Row I, LP
Boathouse Row II, LP
Boathouse Row Offshore, Ltd.
c/o Philadelphia Financial Management
of San Francisco
450 Sansome Street, #1500
San Francisco, CA 94111
Telephone:	(415) 352-4463
Facsimile:	(415) 352-4473
Attention:	Rachael Clarke

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party pursuant to this Section.

3.6           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and a majority-in-interest of the Holders.

3.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

3.9           Entire Agreement.  This Agreement supersedes all other prior oral or written agreements among the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

META FINANCIAL GROUP, INC.

By:
Name: J. Tyler Haahr
Title: President and Chief Executive Officer

BUYERS:

BOATHOUSE ROW I, LP

By: Philadelphia Financial Management of San Francisco, LLC, its general partner

By:
Name: Jordan Hymowitz
Title: Managing Member

BOATHOUSE ROW II, LP

By: Philadelphia Financial Management of San Francisco, LLC, its general partner

By:
Name: Jordan Hymowitz
Title: Managing Member

BOATHOUSE ROW OFFSHORE, LTD.

By: Philadelphia Financial Management of San Francisco, LLC, its Investment Manager

By:
Name: Jordan Hymowitz
Title: Managing Member

[Signature Page to Registration Rights Agreement]